UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Sesen Bio, Inc.
(Name of Registrant as Specified In Its Charter)

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): June 17 , 2022 SESEN BIO, INC. (Exact name of registrant as specified in its charter) Delaware 001-36296 26-2025616 (State or other jurisdiction of incorporation) (Commission File Number) (I.R.S. Employer Identification No.) 245 First Street, Suite 1800 Cambridge, MA 02142 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (617) 444-8550 Not Applicable (Former name or former address, if changed since last report.) Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) ☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12) ☐ Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d– 2(b)) ☐ Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c)) Title of each class Trading Symbol(s) Name of each exchange on which registered Common Stock, par value $0.001 SESN The Nasdaq Stock Market LLC Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨

Item 8.01 – Other Events. On June 17, 2022, Sesen Bio, Inc. (the “Company”) announced that it has removed the proposal to approve an amendment to the Company’s Restated Certificate of Incorporation, to effect a reverse stock split of the Company’s common stock and a proportionate reduction in the number of authorized shares of common stock (“Proposal 2”) as further described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”), from the agenda for its Annual Meeting of Stockholders (“Annual Meeting”) to be held on June 22, 2022. As previously disclosed, the Company has initiated a process to review strategic alternatives with the goal of maximizing shareholder value. Pending any decision to undertake any strategic alternative, the Company is continuing its development activities in accordance with its existing business strategy. The Company is confident in its ability to maximize shareholder value without effecting a reverse stock split at this time. The Company will continue to monitor the situation and will consider options to regain compliance with the Nasdaq’s minimum bid price as needed. No additional changes have been made to the Proxy Statement or the record date, the location of the meeting or the other proposals to be brought before the 2022 Annual Meeting, which were disclosed in the Proxy Statement. The Company will not distribute, and you do not need to sign, new proxy cards or submit new voting instructions solely as a result of the withdrawal of Proposal 2. Any proxy card or voting instructions received in the future for Proposals 1, 3, and 4 will be valid. If you already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change votes previously cast on the remaining proposals. CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s plans to continue its development activities in accordance with its existing business strategy pending any decision to undertake any strategic alternative, the Company’s ability to maximize shareholder value without effecting a reverse stock split at this time, the Company’s plans to continue to monitor the situation and the Company’s plans to consider options to regain compliance with the Nasdaq’s minimum bid price as needed, which are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not be able to regain compliance with the minimum bid price requirement for continued listing on Nasdaq, the risk that the Company may not be successful in identifying one or more strategic alternatives or ultimately pursuing a strategic alternative that delivers the anticipated benefits or enhances shareholder value, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Date: June 17, 2022 Sesen Bio, Inc. By: /s/ Thomas R. Cannell, D.V.M. Thomas R. Cannell, D.V.M. President and Chief Executive Officer